UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2004
(Date of Report)

ALASKA AIRLINES, INC.

(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 392-5040
(Registrant’s telephone number)

ITEM 4. Changes in Registrant’s Certifying Accountant
ITEM 7. Financial Statements and Exhibits
Signature
EXHIBIT 16

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Amendment No. 1 to its Annual Report for the year ended December 31, 2003 on Form 10-K/A. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

ITEM 4. Changes in Registrant’s Certifying Accountant

On August 10, 2004, Alaska Air Group (Air Group) determined for itself and on behalf of its subsidiaries, Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon), to dismiss its independent auditors, Deloitte & Touche LLP (Deloitte) and to select KPMG LLP (KPMG) to serve as its new independent auditors for the year ending December 31, 2004. As of the date of this report, KPMG LLP has accepted the engagement. On August 10, 2004, Deloitte was notified of their dismissal.

Deloitte’s report on Alaska’s financial statements for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the report contained explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and the revision to the financial statements discussed in the notes thereto.

During the years ended December 31, 2003 and 2002 and the interim period between December 31, 2003 and the date of Deloitte’s dismissal, there were no disagreements between Alaska and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•	In connection with its audit of Alaska’s financial statements for the year ended December 31, 2003, Deloitte advised the Audit Committee of one matter related to its internal controls that Deloitte considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. Deloitte noted that although the company reconciles its balance sheet accounts regularly, and those reconciliations are reviewed by someone other than the preparer, the Company should improve its process of analyzing the underlying account detail.

•	In connection with its audit of Alaska’s financial statements for the year ended December 31, 2002, Deloitte advised the Audit Committee of one matter that Deloitte considered to be a reportable condition. Deloitte noted design deficiencies specific to password controls in the Peoplesoft application software and the security configuration of the Peoplesoft Financials application.

Alaska believes that the reportable conditions described above have been corrected.

Alaska has authorized Deloitte to fully respond to the inquiries, if any, of Alaska’s successor independent accountants concerning the matters described above. Alaska requested that Deloitte furnish Alaska with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether they agree with the statements made in this Item 4, and if not, stating the respects in which they do not agree. The required letter from Deloitte with respect to the above statements made by the Registrant is filed as Exhibit 16 hereto.

During the years ended December 31, 2003 and 2002 and through the date of this Form 8-K, Alaska nor anyone acting on the Company’s behalf consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Alaska’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits.

     16   Letter from Deloitte & Touche LLP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          ALASKA AIRLINES, INC.

Registrant

Date: August 13, 2004

/s/ Brandon S. Pedersen

Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden

Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer